UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2007

First Consulting Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23651	95-3539020
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111 W. Ocean Blvd., 4th Floor, Long Beach, CA 90802
(Address of principal executive offices) (Zip Code)

(562) 624-5200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 7, 2007, the stockholders of First Consulting Group, Inc. (the “Company”) approved the adoption of the Company’s 2007 Equity Incentive Plan (the “2007 Plan”).  The 2007 Plan is intended to succeed the Company’s 1997 Equity Incentive Plan, which is due to expire in August 2007.  Also, upon the approval of the 2007 Plan, the Company’s following plans were terminated as to future awards:  the First Consulting Group, Inc. Non-Employee Directors’ Stock Option Plan, the First Consulting Group, Inc. 1999 Non-Officer Equity Incentive Plan, and the Doghouse Enterprises, Inc. 2000 Equity Incentive Plan.

The principal terms of the 2007 Plan are summarized under Proposal 3 of the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on Schedule 14A on April 30, 2007, which is incorporated herein by reference.  This summary is qualified in its entirety by reference to the 2007 Plan itself, a copy of which is attached as Appendix B of that definitive Proxy Statement and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description
10.1	First Consulting Group, Inc. 2007 Equity Incentive Plan (incorporated by reference to Appendix B of Schedule 14A filed on April 30, 2007 by First Consulting Group, Inc.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2007	First Consulting Group, Inc.

	By:	/s/ Michael A. Zuercher
Michael A. Zuercher Senior VP, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	First Consulting Group, Inc. 2007 Equity Incentive Plan (incorporated by reference to Appendix B of Schedule 14A filed on April 30, 2007 by First Consulting Group, Inc.)